UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	The Nasdaq Stock Market LLC

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

              On September 25, 2025, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly owned subsidiary of Hovnanian Enterprises, Inc. (the “Company”), completed a private placement of $450.0 million aggregate principal amount of 8.000% Senior Notes due 2031 (the “2031 Notes”) and $450.0 million aggregate principal amount of 8.375% Senior Notes due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Notes”). The Notes are guaranteed by the Company and substantially all of its subsidiaries, other than K. Hovnanian, its home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures and subsidiaries holding interests in joint ventures (collectively, the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”).

              In connection with the issuance of the Notes, K. Hovnanian, the Company and the Subsidiary Guarantors entered into an Indenture (the “Indenture”), dated as of September 25, 2025, with Wilmington Trust, National Association, as trustee (the “Trustee”).

The 2031 Notes will bear interest at 8.000% per annum and mature on April 1, 2031. The 2033 Notes will bear interest at 8.375% per annum and mature on October 1, 2033.  Interest on each series of Notes will be payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2026, to holders of record of the applicable series of Notes at the close of business on March 15 or September 15, as the case may be, immediately preceding each such interest payment date. The 2031 Notes are redeemable in whole or in part at K. Hovnanian’s option at any time prior to April 1, 2028 at 100.000% of their principal amount plus an applicable “Make-Whole Amount.” K. Hovnanian may also redeem some or all of the 2031 Notes at 104.000% of their principal amount commencing on April 1, 2028, at 102.000% of their principal amount commencing on April 1, 2029 and at 100.000% of their principal amount commencing April 1, 2030. In addition, K. Hovnanian may also redeem up to 40.0% of the aggregate principal amount of 2031 Notes prior to April 1, 2028 with the net cash proceeds from certain equity offerings at 108.000% of their principal amount. The 2033 Notes are redeemable in whole or in part at K. Hovnanian’s option at any time prior to October 1, 2028 at 100.000% of their principal amount plus an applicable “Make-Whole Amount.” K. Hovnanian may also redeem some or all of the 2033 Notes at 104.188% of their principal amount commencing on October 1, 2028, at 102.094% of their principal amount commencing on October 1, 2029 and at 100.000% of their principal amount commencing on October 1, 2030. In addition, K. Hovnanian may also redeem up to 40.0% of the aggregate principal amount of 2033 Notes prior to October 1, 2028 with the net cash proceeds from certain equity offerings at 108.375% of their principal amount.

The Indenture contains restrictive covenants that limit, among other things, and in each case, subject to certain exceptions, the ability of the Company and its restricted subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repay subordinated indebtedness before one year prior to its respective stated maturity, repurchase common and preferred stock, make other restricted payments (including certain investments), sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and enter into certain transactions with affiliates. The Indenture also contains customary events of default which would permit the holders of the Notes of the applicable series to declare such series of Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes of such series or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency (which specified events with respect to K. Hovnanian and the Company would result in immediate acceleration of the Notes of the applicable series without any further action by the holders).

A copy of the Indenture, including the forms of 2031 Notes and 2033 Notes, is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

K. Hovnanian used the net proceeds from the Notes issuance, together with cash on hand, to (i) fund the redemption on September 25, 2025 of the entire outstanding principal amount of its 11.75% Senior Secured 1.25 Lien Notes due 2029 (the “1.25 Lien Notes”) at a redemption price equal to 100.000% of the principal amount thereof plus the applicable “make-whole” premium, plus accrued and unpaid interest to, but excluding, the redemption date (the “Redemption”), (ii) deposit with Wilmington Trust, National Association, as trustee under the indenture (the “1.125 Lien Notes Indenture”) governing its 8.0% Senior Secured 1.125 Lien Notes due 2028 (the “1.125 Lien Notes” and together with the 1.25 Lien Notes, the “Existing Secured Notes”) funds to satisfy and discharge the 1.125 Lien Notes Indenture and the related security documents and to fund the redemption of the entire outstanding principal amount of its 1.125 Lien Notes at a redemption price equal to 104.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date of September 30, 2025 (the “Satisfaction and Discharge”) and (iii) repay in full all outstanding loans under its Senior Secured 1.75 Lien Term Loan Facility due 2028 (the “Existing Term Loan Facility”) at par plus accrued and unpaid interest to, but excluding, the prepayment date (the “Prepayment”).

In connection with the Redemption, the Satisfaction and Discharge and the Prepayment, all of the liens on the collateral securing the 1.25 Lien Notes, the 1.125 Lien Notes and the Existing Term Loan Facility, as applicable, were released and K. Hovnanian, the Company and the other guarantors were discharged from their respective obligations under the Existing Secured Notes, the Existing Term Loan Facility and the guarantees thereof, as applicable.

In addition, on September 25, 2025, the previously disclosed amendments to the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement, dated as of October 31, 2019 (as amended by the First Amendment to the Credit Agreement, dated as of November 27, 2019, the Second Amendment to the Credit Agreement, dated as of August 19, 2022 and the Third Amendment to the Credit Agreement, dated as of September 25, 2023), by and among K. Hovnanian, the Company, the other guarantors party thereto, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, providing for up to $125.0 million in aggregate amount of senior secured first lien revolving loans (the “Revolving Credit Facility”) became effective.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

4.1	Indenture, dated as of September 25, 2025, relating to the 8.000% Senior Notes due 2031 and the 8.375% Senior Notes due 2033, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee, including the forms of the 8.000% Senior Note due 2031 and the 8.375% Senior Note due 2033.
104	Cover Page Interactive Data File (embedded within the Inline XBLR document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Brad G. O’Connor
Name: Brad G. O’Connor Title: Chief Financial Officer

Date: September 25, 2025